Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment #4 to the Registration Statements (No. 333-175395) on Form S-1/A of Chesapeake Granite Wash Trust and Form S-3 of Chesapeake Energy Corporation of our report dated July 7, 2011 relating to the statements of revenues and direct operating expenses of the Chesapeake Granite Wash Underlying Properties and our report dated July 7, 2011 relating to the statement of assets and trust corpus of Chesapeake Granite Wash Trust, both of which appear in such Registration Statement.

We also hereby consent to the incorporation by reference in Amendment #4 to the Registration Statements (No. 333-175395) on Form S-1/A of Chesapeake Granite Wash Trust and Form S-3 of Chesapeake Energy Corporation of our report dated March 1, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also hereby consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tulsa, Oklahoma

October 31, 2011